Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of OncoGenex Pharmaceuticals, Inc. of our report dated March 27, 2017 relating to the financial statements of Achieve Life Science, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia
May 24, 2017